Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


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                                                                    FAX
                                                              (212) 715-8000
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                                                         WRITER'S DIRECT NUMBER

                                                             (212)715-9100
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                                 March 3, 1997




The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219-3035

Dear Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form N-14, Registration No. 333-22101, under the Securities Act of 1933, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on February 20, 1997, registering shares of beneficial interest, no par value (the "Shares"), of The Victory Portfolios (the "Trust"), a Delaware business trust. The Shares are to be issued in connection with a Plan of Reorganization and Liquidation (the "Plan") whereby all of the then-existing assets of The Victory Government Bond Fund (the "Government Bond Fund"), a series of the Trust will be transferred to The Victory Investment Quality Bond Fund (the "Investment Quality Bond Fund"), another series of the Trust, in exchange for (i) the assumption of all the obligations and stated liabilities of the Government Bond Fund and (ii) the issuance and delivery to each class of the Government Bond Fund of full and fractional shares of the Investment Quality Bond Fund's Shares (as described in the Plan); such Shares will be distributed by the Government Bond Fund pro rata to its shareholders upon its liquidation. The Plan was approved by the Board of Trustees the Trust on February 19, 1997, and must be approved by the shareholders of the Government Bond Fund at a meeting of shareholders called for that purpose.

         We have reviewed the Declaration of Trust of the Trust, its By-Laws, resolutions of the Trustees of the Trust, and the Registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted. In addition, we have assumed that the representations to be made as of the closing date by the Trust will be made by such parties in form acceptable to us and that the Trust's activities in connection with the Plan and the transactions contemplated therein have been and will be conducted in the manner provided in such documents and as set forth herein.

         The opinions expressed herein are limited to matters of law which govern the due organization of the Trust and the authorization and issuance of the Shares. We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. As to matters of Delaware law, we have relied upon the opinion of Morris, Nichols, Arsht & Tunnell, a copy of which is attached hereto, and our opinion is subject to the qualifications stated therein. Based upon and subject to the foregoing and provided that the terms of reorganization occur in accordance with the terms of the Plan, we are of the opinion that, and so advise you as follows:

         (1) The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware; and

         (2) The Shares to be issued pursuant to the Plan have been duly authorized for issuance by all necessary action on the part of the Trust and will, upon issuance, constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

         This opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without the prior written consent of this firm. This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

                                         Very truly yours,



                                         /s/ Kramer, Levin, Naftalis & Frankel
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